Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$951,280
Unrealized Gain (Loss) on Market Value of Futures	(85,520)
Interest Income	7,867
ETF Transaction Fees	1,000
Total Income (Loss)	$874,627

Expenses
Investment Advisory Fee	$3,447
K-1 Tax Expense	760
Audit Fees	380
Legal Fees	236
NYMEX License Fee	208
Non-interested Directors' Fees and Expenses	128
Brokerage Commissions	(141)
Total Expenses	$5,018
Net Gain (Loss)	$869,609

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/08	$11,662,699
Withdrawals (100,000 Units)	(6,009,525)
Net Gain (Loss)	869,609

Net Asset Value End of Period	$6,522,783
Net Asset Value Per Unit (100,000 Units)	$65.23

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States 12 Month Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502